Exhibit 10.4

            Agreement with Transmeridian Exploration Inc., as amended

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                                GOLDEN RIVER INC.
                              U.S. CORPORATE OFFICE
                              1300 EAST COLLEGE WAY
                                MOUNT VERNON, WA
                                      98273



October 8, 1999


Peter Holstein
85 Chester Square
London, England
SWIW9H5

(the "Vendor")


            RE: PURCHASE BY GOLDEN RIVER INC. ("GOLDEN RIVER") OF ALL THE ISSUED AND OUTSTANDING SHARES (THE "SHARES") OF TRANSMERIDIAN EXPLORATION INC., A BRITISH VIRGIN ISLANDS COMPANY ("TRANSMERIDIAN") CARRYING ON THE BUSINESS OF OIL AND GAS EXPLORATION, DEVELOPMENT AND OPERATION (THE "BUSINESS")


         We are writing to confirm the terms and conditions upon which the Vendor will sell, transfer and assign to Golden River and Golden River will purchase the Shares from the Vendor.

         The basic terms and conditions of such purchase and sale are as follows:

1. The Vendor warrants that he is a shareholder of Transmeridian and has authority to execute this Agreement on behalf of all other shareholders of Transmeridian. The Vendor will and will cause all other shareholders of Transmeridian to sell, transfer and assign to Golden River and Golden River will purchase from the Vendor and the other shareholders of Transmeridian free and clear of all liens, charges and encumbrances the Shares for the consideration set out herein; all references herein to the Vendor shall include all shareholders of Transmeridian;

2. The closing of the purchase and sale of the Shares (the "Closing") will take place on November 15, 1999 or such other date as may be agreed to by the parties hereto (the "Closing Date");


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3.   The  purchase  price for the Shares will be the payment on the Closing Date of such number of common shares in the capital of Golden River (the "Purchase Shares") that equals the net asset value of oil and gas properties owned by Transmeridian at the Closing Date (the "Transmeridian Net Asset Value) divided by $5.00 US for Proven Reserve Value and $10.00 US for Probable Reserve Value, both as defined below;

4. The Purchase Shares will have such hold periods as are required under applicable securities laws, which to the knowledge of Golden River is one year plus applicable affiliate volume restrictions. The Purchase Shares will be issued from treasury as fully paid and non-assessable shares in the capital of Golden River and shall be free and clear of all liens, charges and encumbrances;

5. The Purchase Shares will be paid on Closing either into escrow or directly to the Vendor. The portion of Transmeridian's Net Asset Value which is conditional on Transmeridian or the Vendor fulfilling certain obligations under the applicable purchase or joint venture agreements for oil or gas properties (the "Earning Conditions") will be paid in Purchase Shares on the Closing Date into escrow (the "Escrow Shares") with the transfer agent of Golden River, who will be instructed to release the Escrow Shares from escrow upon such of the Earning Conditions as is agreed by the parties prior to Closing being fulfilled; and such amount of the Transmeridian Net Asset Value of Transmeridian which is not subject to Earning Conditions shall be issued and delivered to the Vendor on Closing;

6. Upon execution hereof, the parties will at the expense of Transmeridian retain a firm of Independent and certified oil and gas property valuators (the "Valuators") approved by all parties who shall value the Transmeridian assets. The Valuators will be instructed to assess the Transmeridian Net Asset Value allocating 100% value for Proven Reserves, 50% value for Probable Reserves, and no value for speculative reserves, all taken at a 15% discount rate (Proven and Probable Reserves as defined by oil industry standards). The Valuators also will take into account all other risks and contingencies standard in the oil and gas industries in determining the Transmeridian Net Asset Value, and will apply such additional discounts as are reasonable or necessary in their opinion to arrive at a fair value for the Transmeridian Net Asset Value. Such value as determined by the Valuators will be the Transmeridian Net Asset Value;

7. Between the execution hereof and the Closing Date, the parties will co-operate to provide any and all documentation and other material necessary in order for the other parties to conduct due diligence, seek approval of any regulatory or other bodies from whom consent is required and prepare necessary closing documents;

8. As a condition of Closing, all parties must be satisfied with their due diligence of Transmeridian and Golden River and their principals; the Transmeridian Net Asset Value; and formal purchase agreements;

9. As a condition of Closing, Golden River and Peter Holstein will have agreed to an employment contract on terms satisfactory to both;


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                                       -3-

10. As a condition of Closing, Golden River will require approval of its shareholders to the transactions contemplated herein; Golden River agrees to use its reasonable best efforts to obtain such approval upon formal agreements being approved and executed;

11. Prior to the Closing, the Vendor will not, and will prevent any other party with authority for Transmeridian, from holding discussions, entertaining offers, or conducting any negotiations with any other party respecting the sale of the Shares or the Business;

12. Until the Closing, the Vendor will cause Transmeridian to enter into business arrangements stipulating that the Shares will be transferred to Golden River. Prior to Closing, Transmeridian will not enter into any agreements without prior consultation with Golden River;

13. Upon Closing, Golden River will use its reasonable best efforts to change its name to "Transmeridian Exploration, Inc.";

14. Upon Closing, the Vendor will have the right to the appointment of four directors to the board of Golden River, which directors will hold office until the next annual general meeting of Golden River at which time directors will be elected;

15. Upon Closing, the Vendor will use their reasonable best efforts to arrange a private placement in Golden River for a minimum of USD$2 million dollars to cover immediate working capital and project costs. In addition, the Vendor will use their reasonable best efferts to arrange for 100% project financing for each of the Transmeridian projects;

16. The Vendor will cause Transmeridian to disclose all contracts, engagements and commitments, whether oral or written to Golden River immediately as they occur;

17. The parties will diligently work toward the preparation and execution of a formal purchase agreement which includes the terms set out herein. The formal purchase agreement will also contain representations and warranties which are customary in agreements respecting purchases of companies with very substantial oil and gas assets;

18. Each party will execute all of the documents and do all such other acts and deeds as an when the same may be necessary in order to carry out the terms and intent of this Letter Agreement;

19.  Each party will pay its costs of the transactions contemplated herein.

20. This agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This agreement may not be assigned by any paty without the prior written consent of the others;

21. This agreement may be executed in several counterparts each of which will be deemed to be an original and all of which together will constitute one and the same instrument. A facsimile copy of a signed agreement will be deemed an original.


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                                       -4-

         If you agree to the above terms kindly sign this letter signifying your approval and acceptance and return one fully executed copy to us at your earliest convenience. This offer is open for acceptance until October _______________, 1999.


                                                     Yours truly,


                                                     GOLDEN RIVER INC.

                                                     Per: /s/ Bruce Manery


The undersigned hereby agree to the foregoing terms of purchase and sale this 13th day of October, 1999.



/S/ PETER HOLSTEIN
PETER HOLSTEIN



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                           GOLDEN RIVER RESOURCES INC.
                               2420 PANDOSY STREET
                            KELOWNA, BRITISH COLUMBIA
                                 V1Y 1T8 CANADA


November 4, 1999


Peter Holstein
85 Chester Square
London, England
SWIW9H5

(the "Vendor")


            RE: PURCHASE BY GOLDEN RIVER RESOURCES INC. ("GOLDEN RIVER") OF ALL THE ISSUED AND OUTSTANDING SHARES (THE "SHARES") OF TRANSMERIDIAN EXPLORATION INC., A BRITISH VIRGIN ISLANDS COMPANY ("TRANSMERIDIAN") CARRYING ON THE BUSINESS OF OIL AND GAS EXPLORATION, DEVELOPMENT AND OPERATION (THE "BUSINESS")

         We are writing to amend our earlier letter agreement with you dated October 8, 1999 and accepted by you October 13, 1999 (the "Agreement").

         The terms and conditions set forth in the Agreement are to remain the same, except to the extent that they conflict with the following:

1. The closing of the purchase and sale of the Shares (the "Closing") will take place as soon as practicable after all of the conditions to Closing have been met.

2. As a condition of Closing, all parties must be satisfied with their due diligence of Transmeridian and Golden River and their principals; the Transmeridian Net Asset Value; and formal purchase agreement. For the purpose of the Agreement, due diligence is intended to encompass an examination of the feasibility of the acquisition of the Transmeridian Business by Golden River.

3.   As  an  additional   condition  of  Closing,   Transmeridian  must  provide
     historical audited financial statements through the end of the latest complete fiscal year and unaudited financial statement through the end of the latest completed fiscal quarter which will meet the requirements of the United States Securities and Exchange Commission.


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                                      -2-

         In the event that the terms and conditions set forth in the Agreement conflict with the terms set forth above, the terms set forth above shall be deemed to be the agreement between the parties.

         If you agree to the above terms, kindly sign this letter signifying your approval and acceptance and return one fully executed copy to us at your earliest convenience.

                                                  Yours truly,

                                                  GOLDEN RIVER RESOURCES INC.

                                                  Per: /s/ Bruce Manery



The undersigned hereby agrees to the foregoing terms this 4th day of November, 1999.


/S/ PETER HOLSTEIN
Peter Holstein


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